                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR SECOND QUARTER FISCAL 2013

Fremont, CA (January 9, 2013) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the second quarter of fiscal 2013 ended November 30, 2012.

Net sales were $5.1 million in the second quarter of fiscal 2013, compared with $4.8 million in the first quarter of fiscal 2013. The Company reported a net loss of $0.8 million, or $0.09 per diluted share, in the second quarter of fiscal 2013. This compares to a net loss of $0.3 million, or $0.03 per diluted share, in the first quarter of fiscal 2013.

Commenting on the results of the second quarter of fiscal 2013, Gayn Erickson, President and CEO of Aehr Test Systems, said, "We once again improved our net sales results, reflecting the progress we are continuing to make in addressing new market segments and customers with our ABTSTM and FOXTM product lines. However, our gross margin and bottom line were negatively impacted by a change in product mix during the quarter."

Erickson continued, "During the quarter we were pleased to have received acceptances on the first shipments of our new ABTS-P Advanced Burn-in and Test System to three different customers. The new ABTS-P delivers to the test and burn-in market a true per-pin architecture for timing, formats, voltages and all I/O pins more commonly seen in the ATE functional test space. These systems can test devices exceeding 70 watts and can control the test temperature of every device in the chamber individually. This combination is excellent for and is being used for testing and burning-in high performance mobile processors used in smartphones, tablets and other high performance logic devices.

"We announced this quarter that we received over $2 million in follow-on production orders for our burn-in and test systems from multiple leading manufacturers of advanced logic integrated circuits for automotive applications," added Erickson. "The automotive space, which continues to be growing, and the advanced logic space represent attractive markets for Aehr Test over the next several years. We also announced a partnership with AllianceATE Consulting Group to add AllianceATE's VelocityCAE software as an option to Aehr Test's burn-in and test systems. This partnership combines the design-to-test capabilities of VelocityCAE with Aehr Test's test








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Aehr Test Systems Reports Second Quarter Fiscal 2013 Results
January 9, 2013
Page 2 of 6

technology to help meet the growing needs of the semiconductor industry for design for test needs in both package and wafer level form."

Net sales were $9.9 million in the first six months of fiscal 2013 compared with $8.0 million in the first six months of fiscal 2012. Net loss for the six months ended November 30, 2012 was $1.1 million, or $0.12 per diluted share, compared with a net loss of $1.2 million, or $0.14 per diluted share, in the same period of the prior fiscal year. The Company's net income for the first six months of fiscal 2012 included a gain of $990,000 from the sale of its investment in ESA Electronics PTE Ltd.

Erickson concluded, "As mentioned last quarter, we began to see a slowdown in spending by some of our customers. While some customers have pushed out forecasts, others are pushing us to expedite development of new systems and new applications. We are therefore focusing our resources to take advantage of those opportunities, while continuing to maintain tight control on expenses. To that end, we have taken additional steps to lower overhead with a reduction in personnel in certain areas of our business where we are seeing lower demand. We have included one-time charges related to these restructuring costs in this quarter's financials and we expect to see lower costs related to these moves in our financials moving forward. We continue to be optimistic about Aehr Test's future and feel we are in a great position to benefit from the long term industry trends in test, burn-in, and Design For Test."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, January 9, 2013 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's second quarter fiscal 2013 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.










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Aehr Test Systems Reports Second Quarter Fiscal 2013 Results
January 9, 2013
Page 3 of 6

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the state of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and the Company's ability to successfully market a wafer-level test and burn-in system. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                       [Financial Tables to Follow]







































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Aehr Test Systems Reports Second Quarter Fiscal 2013 Results
January 9, 2013
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                            Three Months Ended        Six Months Ended
                                      -----------------------------  ------------------
                                       Nov 30,   Aug 31,   Nov 30,    Nov 30,   Nov 30,
                                        2012      2012       2011      2012      2011
                                      --------   -------   --------  --------  --------
Net sales............................. $ 5,054   $ 4,832   $ 3,860   $  9,886  $  7,990
Cost of sales.........................   2,791     2,376     2,732      5,167     5,060
                                      --------  --------  --------   --------  --------
Gross profit..........................   2,263     2,456     1,128      4,719     2,930
                                      --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative.   2,068     1,789     1,528      3,857     3,129
  Research and development............     962       930     1,039      1,892     2,121
                                      --------  --------  --------   --------  --------
    Total operating expenses..........   3,030     2,719     2,567      5,749     5,250
                                      --------  --------  --------   --------  --------
    Loss from operations..............    (767)     (263)   (1,439)    (1,030)   (2,320)

Interest expense......................     (13)      (12)       --        (25)       --
Gain on sale of long-term investment..      --        --        --         --       990
Other (expense) income, net...........     (15)      (19)       58        (34)       46
                                      --------  --------  --------   --------  --------
    Loss before income tax
    expense (benefit).................    (795)     (294)   (1,381)    (1,089)   (1,284)

Income tax expense (benefit)..........      16         2        (8)        18       (35)
                                      --------  --------  --------   --------  --------
    Net loss.......................... $  (811)  $  (296)  $(1,373)  $ (1,107) $ (1,249)

Less: Net income attributable to the
        noncontrolling interest.......      --        --        --         --        --
                                      --------  --------  --------   --------  --------
  Net loss attributable to Aehr Test
        Systems common shareholders... $  (811)  $  (296)  $(1,373)  $ (1,107) $ (1,249)
                                      ========  ========  ========   ========  ========

Net loss per share
    Basic............................. $ (0.09)  $ (0.03)  $ (0.15)  $ (0.12)  $  (0.14)
    Diluted........................... $ (0.09)  $ (0.03)  $ (0.15)  $ (0.12)  $  (0.14)

Shares used in per share calculations:
    Basic.............................   9,300     9,166     8,980      9,233     8,956
    Diluted...........................   9,300     9,166     8,980      9,233     8,956




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Aehr Test Systems Reports Second Quarter Fiscal 2013 Results
January 9, 2013
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                              Three Months Ended       Six Months Ended
                                          --------------------------  -----------------
                                         Nov 30,   Aug 31,   Nov 30,   Nov 30,  Nov 30,
                                          2012      2012      2011      2012     2011
                                         -------- -------- ---------  -------- --------
GAAP net loss............................$  (811) $  (296) $(1,373)   $(1,107) $(1,249)
Gain on sale of long-term investment1....     --       --       --         --     (990)
Stock based compensation expense.........     99      127      172        226      337
                                         -------- -------- --------   -------- --------
Non-GAAP net loss........................$  (712) $  (169) $(1,201)   $  (881) $(1,902)
                                         ======== ======== ========   ======== ========

GAAP net loss per diluted share..........$ (0.09) $ (0.03) $ (0.15)   $ (0.12) $ (0.14)
                                         ======== ======== ========   ======== ========
Non-GAAP net loss per diluted share......$ (0.08) $ (0.02) $ (0.13)   $ (0.10) $ (0.21)
                                         ======== ======== ========   ======== ========
Shares used in diluted shares calculation  9,300    9,166    8,980      9,233    8,956
                                         ======== ======== ========   ======== ========


______________________________________________________________________


1 During the first quarter of fiscal 2012, the Company sold its long-term investment in ESA Electronics PTE Ltd., resulting in a gain of $990,000.

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



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Aehr Test Systems Reports Second Quarter Fiscal 2013 Results
January 9, 2013
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                    Nov 30,     Aug 31,     May 31,
                                                     2012        2012        2012
                                                   --------    --------    --------
ASSETS
Current assets:
  Cash and cash equivalents ......................  $ 1,192     $ 1,901     $ 2,073
  Accounts receivable, net........................    2,899       2,558       2,588
  Inventories.....................................    6,444       6,710       6,070
  Prepaid expenses and other .....................      390         326         197
                                                   --------    --------    --------
      Total current assets .......................   10,925      11,495      10,928

Property and equipment, net ......................      358         439         510
Other assets......................................      169         174         175
                                                   --------    --------    --------
      Total assets ...............................  $11,452     $12,108     $11,613
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit..................................  $ 1,685     $ 1,452     $ 1,408
  Accounts payable ...............................    1,461       2,001       1,507
  Accrued expenses ...............................    1,611       1,580       1,385
  Deferred revenue ...............................      594         393         555
                                                   --------    --------    --------
      Total current liabilities ..................    5,351       5,426       4,855

Income tax payable................................      114         112         125
Deferred lease commitment, net of current portion.      142         161         179
                                                   --------    --------    --------
     Total liabilities ...........................    5,607       5,699       5,159

Aehr Test Systems Shareholders' equity ...........    5,867       6,431       6,476
Noncontrolling interest...........................      (22)        (22)        (22)
                                                   --------    --------    --------
      Total shareholders' equity .................    5,845       6,409       6,454
                                                   --------    --------    --------
      Total liabilities and shareholders' equity..  $11,452     $12,108     $11,613
                                                   ========    ========    ========








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